CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 27, 2024, relating to the financial statements and financial highlights of Westwood Salient Enhanced Midstream Income ETF and Westwood Salient Enhanced Energy Income ETF, each a series of Ultimus Managers Trust, which are included in Form N-CSR for the period ended October 31, 2024, and to the references to our firm under the headings “Financial Highlights” in the Prospectus, and “Investment Advisory and Other Services” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

COHEN & COMPANY, LTD.

Philadelphia, Pennsylvania

February 26, 2025

Exh (j) -1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 27, 2024, relating to the financial statements and financial highlights of Westwood Quality Value Fund, Westwood Quality MidCap Fund, Westwood Quality SMidCap Fund, Westwood Quality SmallCap Fund, Westwood Quality AllCap Fund, Westwood Income Opportunity Fund, Westwood Multi-Asset Income Fund (formerly Westwood High Income Fund), Westwood Alternative Income Fund, Westwood Salient MLP & Energy Infrastructure Fund, Westwood Real Estate Income Fund (formerly Westwood Salient Select Income Fund), Westwood Broadmark Tactical Growth Fund, and Westwood Broadmark Tactical Plus Fund, each a series of Ultimus Managers Trust, which are included in Form N-CSR for the year or period ended October 31, 2024, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

COHEN & COMPANY, LTD.

Philadelphia, Pennsylvania

February 26, 2025

Exh (j) -2